UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement.
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
[ ] Definitive Proxy Statement.
[ X ] Definitive Additional Materials.
[ ] Soliciting Material Pursuant to ss.240.14a-12.

MADISON FUNDS
(Names of Registrant As Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No Fee Required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:_____________________________________________
(2) Aggregate number of securities to which transaction applies:_____________________________________________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 240.0-11
(Set forth the amount on which the filing fee is calculated and state how it was determined):_______________________

(4) Proposed maximum aggregate value of transaction:____________________________________________________
(5) Total fee paid:__________________________________________________________________________________
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:________________________________________________________________________
(2) Form, Schedule or Registration Statement No.:______________________________________________________
(3) Filing Party:_________________________________________________________________________________
(4) Date Filed:___________________________________________________________________________________

Why am I receiving this letter?
IMPORTANT SHAREHOLDER INFORMATION
Please Vote promptly.

Why am I receiving this letter?

You were a shareholder of record of the Funds on September 15, 2023, the record date of the proxy statement you previously received.
We are seeking shareholder approval of a new investment advisory agreement (the
“Agreement”) and the appointment of one interested trustee to the Board of Trustees (the “Board”).

How does the Board recommend I vote?

• The Board has reviewed the new Agreement which provides substantially similar services to the existing Agreement. There are no changes to the Fund’s management fees, day-to-day operations, investment objectives, strategies, principal risks, or portfolio management teams.

•The Board has reviewed the qualifications and background of the interested trustee and believes that her election would be in your best interest.

•The Board of Trustees unanimously recommends a vote “FOR” each proposal.

How do I vote?

Voting is quick and easy and will only take a minute of your valuable time using one of the following options:

Vote Online	Vote by Phone	Vote by Mail
Using the website noted on the enclosed proxy card or voting instruction form.	By calling the toll-free number on the proxy card or voting instruction form.	By completing and returning the proxy card or voting instruction form in the postage-paid envelope.

Speak with a Proxy Specialist. Call 1-866-963-5820 with any questions. Specialists can assist with voting. Available Monday through Friday from 9 a.m. – 11 p.m. ET and Saturday from noon – 6 p.m. ET.

The proxy materials previously sent to you contain important information; please read them carefully. Copies of the proxy statement are available for free on the Securities and Exchange Commissions website at www.sec.gov or by visiting www.madisonfunds.com/proxy or by calling a Proxy Specialist toll-free at 1-866-963-5820
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